EXHIBIT 10.1

MERGER AGREEMENT AND PLAN OF MERGER

THIS MERGER AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made and entered into this 7th day of April 2014, by and between Skyline Holdings, Inc., a corporation organized under the laws of the State of Indiana (hereafter “Skyline”) and Southcorp Capital, Inc., (hereinafter "STHC"), a corporation organized under the laws of the State of Delaware.

WITNESSETH:

WHEREAS, STHC desires to acquire Skyline by way of a merger transaction whereby Skyline will be merged with and into STHC and 100% of the issued and outstanding shares of Skyline common stock will be exchanged for shares of STHC common stock, whereupon Skyline will be the surviving corporation;

WHEREAS, the Boards of Directors of STHC and Skyline, respectively deem it advisable and in the best interest of each entity and their respective shareholders that Skyline merges with and into STHC pursuant to those terms and conditions set forth in this Agreement and the Articles of Merger or Certificate of Merger to be filed and pursuant to applicable provisions of law (such transaction is hereafter referred to as the “Merger”);

WHEREAS, STHC is a publically traded company on the OTC trading under the ticker symbol STHC;

WHEREAS, each of the parties to this Agreement desires to make certain representations, warranties, and agreements in connection with the transactions contemplated herein and also to prescribe various conditions thereto.

NOW THEREFORE, in consideration of the promises and of the mutual covenants herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged,  the parties hereto hereby agree as follows:

SECTION 1. ACQUISITION OF SKYLINE.

The parties to this Agreement do hereby agree that at the Closing and Effective Time of the Merger (the terms “Closing” and “Effective Time of the Merger” as defined in Section 6 hereof),  Skyline will merge with and into STHC premised upon the terms and conditions set forth herein and in accordance with the provisions of applicable law.  Pursuant to the Merger Skyline shareholders on a fully diluted basis will exchange their Skyline common stock for shares of STHC’s authorized but previously unissued common stock after the reverse split is effective. The Skyline shareholders shall receive the number of shares that will constitute at least Eighty per cent (80%) of the issued and outstanding shares of STHC after the Closing or Effective Time of the Merger.  It is the intention of the parties hereto that this transaction qualifies as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

SECTION 2. TERMS OF MERGER.

In accordance with the provisions of this Agreement and the requirements of applicable law, Skyline will be merged with and into STHC as of the Effective Time of the Merger.  Skyline will be the surviving corporation (hereafter sometimes referred to as the “Surviving Corporation”) and the current operations of STHC will cease and be spun out at the Effective Time of the Merger.  Skyline as the Surviving Corporation, will succeed to and assume all the rights and obligations of STHC in accordance with applicable law, as described below. All the operations and subsidiaries of STHC  shall be spun out into new corporations that are owned by the shareholders of STHC prior to the merger.  These entities shall consist of those listed in Addendum A (hereafter sometimes referred to as the “Spun Out Corporations”). Consummation of the Merger will be upon the following terms and subject to the conditions set forth herein.

(a) Corporate Existence.  Commencing at the Effective Time of the Merger, the separate corporate existence of STHC will cease and the Surviving Corporation will continue its corporate existence as a Delaware corporation: and

(i)	The Surviving Corporation will thereupon and thereafter possess all rights, privileges and powers of each of the Corporations;
(ii)
all debts due to either STHC or its subsidiaries, on whatever account, all causes in action and all other things belonging to either of the STHC or its subsidiaries, will, except as otherwise set forth herein, be taken and deemed to be transferred to and will be vested in the Spun Out Corporations by virtue of the Merger without further act or deed.  These debts include but are not limited to those listed in Addendum B;

(iii)	All property and assets of STHC or its subsidiaries immediately prior to the Effective Time of the Merger shall be transferred to the Spun Out Corporations; and
(iv)
all rights of creditors and all liens, if any, upon any property of STHC will be preserved unimpaired, limited in lien to the property affect by such  liens immediately prior to the Effective Time of the Merger, and all debts, liabilities, and duties of the Constituent Corporation will thenceforth attach to the Spun Out Corporations.

(b) Effective Time of the Merger. At the Effective Time of the Merger,

(i)
the members of the Board of Directors and executive officers of STHC holding office immediately prior to the Effective Time of the Merger will resign as directors and executive officers, effective at the Effective Time of the Merger and the incumbent directors of Skyline will remain as the directors and executive officers of the Surviving Corporation; and

(ii)	the Board of Directors of STHC will take all necessary requisite actions to appoint as additional directors to the STHC Board those persons set forth in Section 2(e)(ii) below.

(c) Conversion of Securities.  At the Effective Time of the Merger and without any action of the part of STHC, Skyline or the holders of any of the securities of any of these corporations, each of the following will occur:

(i)
The shares of Skyline common stock on a fully diluted basis will be converted into the right to receive an aggregate number of shares of STHC common stock to constitute at least eighty per cent (80%) of the issued and outstanding shares of STHC. “Fully diluted” shall mean that Skyline shall include all shares it will issue in connection with its present obligation to others. Holders of certificates previously evidencing shares of Skyline common stock outstanding at the Effective Time of the Merger, will cease to have any rights with respect to such shares of Skyline common stock, except as otherwise provided herein or by law.  Those persons receiving shares of STHC common stock and the number of shares to be received pursuant to the terms of the Merger and this Agreement are set forth in Attachment No. 2(c) annexed hereto.

(ii)
Any shares of Skyline capital stock held in the treasury of Skyline immediately prior to the Effective Time of the Merger, will automatically be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto.  After the Merger, the stock transfer books of Skyline will be closed and thereafter, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of any shares of Skyline common stock.

(d) Restricted Securities.

(i)
None of the shares of STHC common stock into which the shares of Skyline common stock are to be converted will be registered under the Securities Act of 1933, as amended (the “Securities Act”), but will be deemed to have been issued pursuant to an exemption or exemptions therefrom (subject to the satisfaction of certain other terms and conditions hereof) and will be considered “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act.  All shares of STHC common stock to be issued pursuant to this Agreement will be exempt from registration under the Securities Act pursuant to Section 4(2) of that Act and/or Regulation D, Rule 506 promulgated thereunder or other exemption, and certificates representing the shares will bear a restrictive legend worded substantially as follows and as may otherwise be required:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) and are “restricted securities” as that term is defined in Rule 144 under the Act.  The shares may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the corporation.”

(ii)
At the Closing, STHC will direct its transfer agent to record as soon as practicable after the Closing, to issue the STHC common stock to the holders of Skyline common stock pursuant to the provisions set forth above.  The transfer agent will annotate its records to reflect the restrictions on transfer embodied in the legend set forth above.  There will be no requirement of STHC to register under the Securities Act any shares of Skyline common stock in connection with the Merger.

 (e) Other Matters.

(i)
Immediately prior to the Merger, Skyline shall notify STHC as to the number of shares of common stock it has issued and outstanding on a fully diluted basis.  STHC will have no more than _________shares of STHC common stock outstanding which shares are prior to the reverse split.  There are no other series of common stock or preferred stock of either Skyline or STHC issued and outstanding.

(ii)
Immediately prior to the Closing, STHC’s Board of Directors will nominate and elect directors of the STHC Board, Joseph Wade; which persons will be designated by Skyline and which appointment shall be effective upon the Closing.  All new directors will accept their appointment and will serve in such capacities until the next meeting of shareholders of STHC at which directors are elected.

(iii)
Upon the execution of this Agreement STHC will make the appropriate requisite notice filings with the Securities and Exchange Commission (“SEC”) to report the contemplated transaction and will also make such other filings and notifications with the SEC and state regulatory agencies as may be necessitated by this Agreement; if required.

(iv)
If at any time after the Closing any further action is necessary, desirable, or prudent to carry out the intent and purposes of this Agreement, the officers and directors of STHC are hereby fully authorized to take, and will use their reasonable efforts to take all such lawful and necessary action.

SECTION 3. DELIVERY OF SHARES.

On or as soon as practicable after the Effective Time of the Merger, Skyline will use its reasonable efforts to cause the holders of Skyline common stock (“Skyline Shareholders”) to surrender to STHC’s transfer agent for cancellation all certificates or other evidences of ownership representing shares of Skyline common stock, against delivery of certificates representing the shares of STHC common stock for which Skyline common stock is to be converted in the Merger pursuant to Section 2 hereof.  Each Skyline Shareholder will be required prior to or upon surrender of their Skyline common stock to deliver to STHC an “investment letter” or other written instrument acceptable to the parties hereto, providing, among other things, whether or not the investor is an “accredited investor” as defined under Regulation D of the Securities Act.  Until surrendered and exchanged as provided herein, each outstanding certificate which prior to the Effective Time of the Merger represented Skyline common stock will be deemed for all corporate purposes to evidence ownership of the number of shares of STHC common stock into which the shares of Skyline common stock represented by such Skyline certificate will be converted hereunder.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF SKYLINE.

Skyline hereby represents and warrants to STHC as of the date hereof and as of the Closing of this Agreement the following representations and warranties:

(a) Skyline is duly and validly incorporated under the laws of the State of Indiana and is in good standing and duly qualified to do business in any state where required to be so qualified.

(b) Skyline has the requisite power and authority to enter into this Agreement and such other agreements and documents relating to this Agreement (the ”Transaction Documents”), to which it is a party and to perform its obligations and covenants hereunder and thereunder.  The execution and delivery of this Agreement and other Transaction Documents to which Skyline is a party and the consummation of the transactions contemplated hereby and thereby, have been or will prior to the Closing and the Effective Time of the Merger be duly authorized by Skyline’s Board of Directors as appropriate and by its shareholders, if required.  The execution of this Agreement and other Transaction Documents do not materially violate or breach any material agreement or contract to which Skyline is a party and, to the extent required.  Skyline has or will have by Closing, obtained all necessary approvals or consents required by any agreement to which Skyline is a party.  The execution and performance of this Agreement and the other Transaction Documents will not violate or conflict with any provision of Skyline’s Articles of Incorporation or Bylaws in effect as of the date hereof.

(c) Skyline has financial statements which are maintained in accordance with United States generally accepted accounting principles and the most recent financial statements have been presented to STHC. Skyline is engaged in the business of purchases, renovating and selling properties.  Any liens and encumbrances against the assets of Skyline are disclosed and set forth in the financial statements attached as Exhibit B.  Skyline has no obligations, liabilities, or commitments, contingent or otherwise, of a material nature, which have not been disclosed on its audited financial statements.

(d) Skyline warrants and represents that it has the authority to execute this Agreement whereby STHC will become the owner of Skyline.

(e) Skyline is not a party to any material pending litigation and to the knowledge of its executive officer, no governmental investigation or proceeding and no litigation, claims, assessments, or governmental proceedings are threatened in writing against Skyline.

(f) Neither Skyline nor any of its officers, employees, or agent or any other person acting on behalf of Skyline has directly or indirectly within the past five years, given or agreed to give any gift or similar benefit to any person who is or may be in a position to help or hinder Skyline’s business, or assist in connection with any actual or proposed transaction, which (i) might be reasonably expected to subject it to any material damage or penalty in any action or to have a material adverse effect on Skyline or its business, assets, properties, financial condition, or results of operation (a “Material Adverse Effect”), (ii) if not given in the past, might have reasonably been expected to have had a Material Adverse Effect, or (iii) if not continued in the future, might be reasonably expected to have a Material Adverse Effect or to subject Skyline to material suit or penalty in any action.

(g) Skyline has, or by the Effective Time of the Merger will have filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed in the ordinary course to its business and has paid, or will have paid or made adequate provisions for all taxes or assessments which have become due as of the Effective Time of the Merger.

(h) Skyline hast not materially breached any material agreement to which it is a party or obligated by. Skyline has given STHC copies of or access to all material contracts, commitments, and/or agreements to which it is a party.

(i) Information regarding Skyline which has been delivered to STHC for use in connection with the Merger, was at the time provided true and accurate in all material respects.

(j) Skyline has and at the Closing will have disclosed in writing to STHC all events, conditions and facts materially affecting the business, financial conditions (including any liabilities contingent or otherwise) or results of operations of Skyline.

(k) Skyline has complied in all material respects with all applicable laws, regulations, and orders of all governmental bodies and agencies, including applicable securities laws, and regulations, except where such noncompliance in the aggregate has not had, and would not be reasonably expected to have a Material Adverse Effect. Skyline has not received notice of any noncompliance with the foregoing, not is it aware of any claims or claims threatened in writing in connection therewith.

(l)  Except as otherwise disclosed herein or by a written attachment hereto, no officer, director, or affiliate of Skyline has been, within the past five years, (i) a party to any bankruptcy petition against such person or against any business of which such person was affiliated; (ii) convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending, or otherwise limiting their involvement in any type of business, securities, or banking activities; or (iv) found by a court of competent jurisdiction in a civil action by the SEC or the Commodity Futures Trading Commission, to have violated a federal or state securities or commodities law and which judgment has not been reversed, suspended, or vacated.

(m) Except as disclosed to STHC in writing and annexed hereto as Attachment No. 4(m) Skyline has no material contracts, commitment, arrangements, or understandings relating to its business, operations, financial condition, prospects, or otherwise. For purposes of Section 4(m) “material” means payment or performance of a contract, commitment, arrangement, or understanding in the ordinary course of business, which is expected to involve payments to any third party in excess of $10,000

(n) Skyline does not have or maintain any employee benefit, bonus, incentive compensation, profit-sharing, equity, stock bonus, stock option, stock appreciation rights, restricted stock, other stock-based incentive, executive compensation agreement, employment agreement, deferred compensation, pension, stock purchase, employee stock ownership, savings, retirement, supplemental retirement, employment related change-in-control, severance, salary continuation, layoff, welfare (including without limitation, health, medical, prescription, dental, disability, salary continuation, life, accidental death, travel accident, and other insurance), vacation, holiday, sick leave, fringe benefit, or other benefit plan, program, or policy, whether qualified or nonqualified, and any trust, escrow, or other agreement related thereto covering any present or former employees, directors, or their respective dependents.

(o) No representation or warranty in this section, nor statement in any document, certificate, or schedule furnished or to be furnished pursuant to this Agreement by Skyline or in connection with the transactions contemplated hereby, contains or contained any untrue statement of a material fact, nor does or will omit to state a material fact necessary to make any statement of fact contained herein or therein not misleading. Skyline has maintained, and will until the Closing, maintain in full force and effect adequate policies of insurance with coverage sufficient to meet the normal requirements of its business.

(p) Skyline had the opportunity to ask questions and receive answers regarding the business, affairs, and matters of STHC.

(q) Skyline is satisfied with their understanding and knowledge regarding STHC and its current status.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF STHC.

STHC represent and warrant as of the date hereof and as of the Closing that:

(a) As of the date hereof and the Closing and the Effective Time of the Merger, the shares of STHC common stock to be issued and delivered to Skyline shareholders hereunder and in connection herewith will, when so issued and delivered, constitute duly authorized, validly and legally issued, fully-paid and nonassessable shares of STHC common stock, free of all liens and encumbrances.

(b) STHC has the requisite corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (i) have been or will, prior to the Closing and the Effective Time of the Merger, be duly authorized by the respective Boards of Directors of STHC; and (ii) except as otherwise set forth herein, do not have to be approved or authorized by the shareholders of STHC other than the amendments and changes to STHC’s Articles of Incorporation. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license, or other instrument or document to which STHC is a party or to which it is otherwise subject and will not violate any judgment, decree, order, writ, law, rule, statute, or regulation applicable to STHC. The execution and performance of this Agreement will not violate or conflict with any provisions of the respective Certificates of Incorporation or Bylaws of STHC.

(c) STHC has delivered to Skyline its financial statements for the period ended December 31, 2012, with financial statements for the six month period ended June 30, 2013. The STHC Financial Statements are complete, accurate, and fairly present the financial condition of STHC as of the dates thereof and the results of its operations for the periods then ended. The STHC Financial Statements have been prepared in accordance with United States generally accepted accounting principals applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of STHC as of the dates thereof and the results of operations and changes in financial position for the periods then ended. Other than as set forth in any schedule or exhibit attached hereto, and except as may otherwise be set forth or referenced herein, there are no material liabilities or obligations, either fixed or contingent, not disclosed or referenced in the STHC Financial Statements or in any exhibit or notes thereto other than contracts or obligations occurring in the ordinary course of business, since June 30, 2013, and no such contracts or obligations occurring in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of STHC as reflected in the STHC Financial Statements. STHC has, or will have at the Closing good title to all assets, properties, or contracts shown on the STHC Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth herein, and liens and encumbrances of record.

(d) STHC is not a party to any litigation in any capacity and STHC has no liabilities or commitments other than those stated in its most recent financial statements.

(e) Other than a liability to its major shareholder STHC is not a party to any employment contract with any officer or director or stockholder, nor to any lease, agreement, or any other commitment not in the usual and ordinary course of business, nor to any pension, insurance, profit-sharing or bonus plan.

(f) STHC is not a defendant, nor a plaintiff against whom a counterclaim has been asserted, in any litigation, pending or threatened, nor has any material claim (which claim is in excess of $10,000) been made or asserted against STHC, nor are there any proceedings threatened or pending before any federal, state, or municipal government, or any department, board, body, or agency thereof, involving STHC.

(g) STHC is not in default under any agreement to which it is a party nor in the payment of any of its obligations other than the liability to its major shareholder.

(h) STHC has no pending comments from the SEC, FINRA or DTC.

(i) Between the date hereof and the Closing, STHC will not have (i) paid or declared any dividends on or made any distributions in respect of, or issued, purchased or redeemed, any of the outstanding shares of its capital stock, or (ii) made or authorized any changes in its Articles of Incorporation or in any amendment thereto or in its Bylaws except for those as provided in this Agreement, or (iii) made any commitments or disbursements or incurred any obligations or liabilities of a substantial nature and which are not in the usual and ordinary course of business, or (iv) mortgaged or pledged or subjected to any lien, charge, or other encumbrance any of its assets, tangible or intangible, except in the usual and ordinary course of its business, or (v) sold, leased, or transferred or contracted to sell, lease, or transfer any assets, tangible or intangible, or entered into any other transactions, except in the usual and ordinary course of business, or (vi) made any material change in any existing employment agreement or increased the compensation payable or made any arrangement for the payment of any bonus to any officer, director, employee, or agent.

(j) This Agreement has been duly executed by STHC and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any agreement, instrument, judgment order or decree to which it is a party or to which it is subject nor will such execution and performance constitute a violation of or conflict with any fiduciary to which it is subject.

(k) STHC is not in default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, and there are no actions, suits, claims, proceedings, or investigations pending or, to the knowledge of STHC, threatened against or affecting STHC at law or in equity, or before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency, or instrumentality, domestic or foreign. Other than the exception noted above, STHC has complied in all material respects with all laws, regulations and orders applicable to its business.

(l) All information regarding STHC provided to Skyline or set forth in any document or other communication, to the best of STHC’s knowledge, is true, complete, and accurate in all material respects, not misleading and was and is in compliance with all applicable laws and regulations.

(m) STHC believes that it is and has been in material compliance with and has conducted its business in compliance with applicable laws, orders, rules, and regulations including applicable securities laws and regulations and environmental laws and regulations, except where any noncompliance has and will have, in the aggregate, no material adverse effect.

(n) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment, whether severance pay or unemployment compensation becoming due and payable to any person or entity; (ii) increase any benefits otherwise payable to any person or entity; or (iii) result in the acceleration of the time of payment or vesting of any benefits.

(o) After the closing of this Agreement STHC’s business, operations, or assets will not be restricted or impaired.

(p) Reserved.

(q) No representation or warranty by STHC stated in this Agreement nor any statement contained in any certificate, schedule, or other communication provided relating to the provisions hereof contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading or incomplete. All documents STHC delivers will be original or exact copies thereof.

(r)  STHC is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, is not qualified to transact business in any other state; and has an authorized capitalization of 2,000,000 shares of which there are issued and outstanding ______ shares of common stock, par value of $0.001 per share. STHC has the corporate power to enter into this Agreement.   All of STHC’s issued and outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.  There are no existing options, calls, claims, warrants, preemptive rights, registration rights, or commitment of any character relating to the issued or unissued capital stock other than as set forth in this Agreement.

(s) No representation or warranty by STHC or its Sub stated in this Agreement and no statement contained in any certificate, schedule, or other communication furnished pursuant to or in connection with the provisions hereof, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. All documents delivered by STHC will be complete and accurate copies thereof.

SECTION 6. TIME AND PLACE OF CLOSING.

The Closing shall be held on such date and at such other time and place as may be mutually agreed upon between the parties in writing (hereinafter "the Closing.") The “Effective Time of the Merger” will be that date and time specified in the Articles of Merger or Certificate of Merger as the date on which the Merger will become effective.

SECTION 7. ACTIONS PRIOR TO CLOSING.

(a) During the period between the date hereof and the Closing, STHC shall conduct its business and operations in the same manner in which the same have heretofore been conducted. Skyline during the period between the date hereof and the Closing, shall conduct its business and operations in the same manner in which the same have heretofore been conducted. During such period, unless it has received written consent thereto from the other party, neither Skyline nor STHC will:

(1)	Incur any obligation, liability or commitment, absolute or contingent, other than current liabilities incurred in the ordinary and usual course of business.
(2)	Declare or pay and dividends on or make any distributions in respect of , or issue, purchase, or redeem any of its shares of stock or partnership interests except in accordance with the Agreement.
(3)	Subject any of its properties to a mortgage, pledge, or lien, except in the usual and ordinary course of business.
(4)	Sell or transfer any of its properties, except in the usual and ordinary course of business.
(5)	Make any investment of a capital nature, except in the usual and ordinary course of business.
(6)	Enter into any long-term contracts or commitments or modify or terminate any existing agreements, except in the usual and ordinary course of business.
(7)	Use any of its assets or properties except for proper corporate purposes.
(8)	Sell, contract to sell, or issue any equity or debt securities.

(b)  During the period between the date of this Agreement and the Closing, STHC and Skyline, shall each accord representatives of the other party access to the offices, records, files, books of account and tax returns, provided the same will not unreasonably interfere with the normal operations of such entities.

(c) If the Closing does not occur for any reason, each of the parties and their respective affiliates will promptly return or destroy all such confidential information and compilation thereof, as is practicable, and will certify to such destruction or return to the other party.

(d) Prior to the Closing or in connection therewith, any written news releases or public disclosure by either STHC or Skyline regarding the Agreement or the transactions contemplated thereby, will be submitted to the other party for its review and approval prior to such release or disclosure, provided that such approval will not be unreasonably withheld and such review and approval will not  be required of disclosures required to comply, in the judgment of counsel, with federal or state securities or corporate laws or policies.

(e) Contemporaneous with the Closing or the Effective Time of the Merger, STHC’s Board of Directors will take all necessary and requisite actions to nominate and appoint new directors designated by Skyline, Joseph Wade.; which appointment shall become effective upon the completion of the transactions contemplated herein.

(f) STHC, acting through its Board of Directors, will authorize and take all requisite and necessary actions to prepare and file the requisite reports and/or filings with the SEC and make whatever other reports and/or filings that may be required pursuant to applicable law.

(g) Skyline will provide to STHC any documents and information necessary for inclusion in the requisite reports and/or filings of STHC with the SEC or other agency concerning the transactions contemplated hereby. Skyline agrees to correct promptly any information provided for use in the reports and/or filings, if and to the extent that, such information has become incorrect or misleading in any material respect, Skyline agrees to assist STHC to take all necessary steps to cause the reports and/or filings, as so corrected if necessary, to be prepared and delivered to the appropriate party to the extent required by applicable state and federal securities laws.

(h) Except as required by law, neither Skyline nor STHC will voluntarily take any action that would, or that is reasonably likely to result in any of the conditions agreed to herein not being satisfied. Without limiting the foregoing neither Skyline nor STHC will take any action that would result in: (i) any of the representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue; or (ii) any of such representations and warranties that are not so qualified becoming untrue or inaccurate in any material respect.

(i) STHC will continue to satisfy throughout the period from the date hereof to the Closing any disclosure or filing requirements.

SECTION 8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SKYLINE.

All obligations of Skyline under this Agreement and the transactions contemplated hereby, are subject to the fulfillment prior to or as of the Closing and/or the Effective Time of the Merger as indicated below, of each of the following conditions:

(a) The representations and warranties by STHC in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith, will be true at the Closing and as of the Effective Time of the Merger as though such representations and warranties were made at and as of such time.

(b) STHC will have performed and complied with, in all material respects, all covenants agreements, and conditions required by this Agreement to be performed prior to the Closing. No legal action will be in effect which would affect the consummation of the transactions contemplated herein or would prohibit the consummation of the Merger.

(c) On or before the Closing the Board of Directors of STHC will have approved in accordance with applicable provisions of state corporate law, the execution and delivery of this Agreement and consummation of the transactions contemplated herein and will have submitted same to the shareholders as may be required.

(d) On or before the Closing STHC will have delivered to Skyline certified copies of resolutions of the Board of Directors approving and authorizing: (i) the execution, delivery, and performance of this Agreement and all necessary and proper actions to enable STHC to comply with the terms of this Agreement; (ii) the appointment or election of Skyline’s nominees to STHC’s Board of Directors; and (iii) all other matters set forth or contemplated herein.

(e) The Merger will proceed by applicable state law and STHC will have sufficient shares of its common stock authorized to complete the Merger as of the Effective Time of the Merger and the transactions contemplated hereby.

(f) At the Closing the directors and officers of STHC and Sub will have resigned in writing from their positions effective at the Closing, and those persons designated by Skyline as nominees, Joseph Wade, will be duly appointed as directors on the STHC Board which appointment will be effective upon the Closing and acceptance of the appointment by the new directors.

(g) At the Closing, all instruments and documents delivered by STHC to Skyline will be reasonably satisfactory to legal counsel for Skyline.

(h) The capitalization of STHC will be effective as set forth herein.

(i) The shares of common stock of STHC to be issued to Skyline Stockholders at or after the Closing will be validly issued, nonassessable, and fully paid under the provisions of applicable state law and will be issued in a private, nonpublic offering in compliance with federal, state, and applicable securities laws.

(j) Skyline will have completed its due diligence investigation of STHC with satisfactory results.

SECTION 9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF STHC.

All obligations of STHC under this Agreement to effect the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing or the Effective Time, of each of the following conditions:

(a) The representations and warranties by Skyline as stated in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith will be true at and as of the Closing and the Effective Time of the Merger as though such representations and warranties were made at and as of such times.

(b) Skyline will have performed and complied with in all material respects all covenants, agreements, and conditions required by this Agreement to be performed or complied with by Skyline .(c) On or before the Closing the Skyline Board of Directors will have approved in accordance with applicable provisions of state corporate law, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(d) At the Closing all instruments and documents delivered by Skyline pursuant to the provisions hereof will be reasonably satisfactory to legal counsel for STHC.

(e) The Merger will be permitted by applicable state law.

(f) STHC will have an exemption from registration under the Securities Act of 1933 and the laws of the various states of residence of Skyline Stockholders for issuance of the shares of STHC common stock to be issued to Skyline Shareholders pursuant to this Agreement.

SECTION 10. SURVIVAL.

The representations and warranties contained in this Agreement and any other document or certificate relating hereto except the investment letters executed by the Skyline Shareholders will survive and continue in full force and effect for a period of three months after the Closing.

SECTION 11. INDEMNIFICATION.

(a) From and after the Closing of this Agreement, STHC agrees to indemnify, defend, and hold harmless Skyline and each person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the closing an officer or director of Skyline against any costs or expenses including reasonable attorneys’ fees, judgments, fines, losses, claims, demands, liabilities, damages, and deficiencies, including interest and penalties, incurred or suffered in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, or administrative arising from matters existing or occurring prior to the Closing, whether asserted or claimed prior to, at, or after the Closing, which is based in whole or in part on, or arising in whole or in part from the fact that such person is or was a director or executive officer of Skyline, including, without limitation, all losses, claims, damages, costs, expenses, liabilities, judgment, or settlement amounts based in whole or in part on, or arising in whole or in part from, or pertaining to this Agreement or the transactions contemplated hereby to the fullest extent that Skyline could have been permitted under applicable state laws and its certificate of incorporation, bylaws, and other agreements in effect on the date hereof to indemnify such individual.

(b) From and after the Closing of this Agreement, Skyline agrees to indemnify, defend, and hold harmless, STHC and each person who is now, or has been at any time prior to the date of this Agreement, who was prior to the Closing a director or officer of STHC against any costs or expenses, including reasonable attorneys’ fees, judgments, fines, losses, claims, demands, liabilities, damages, and deficiencies, including interest and penalties, incurred or suffered in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, or administrative arising from matters existing or occurring prior to the Closing, whether asserted or claimed prior to, at, or after the Closing, which is based in whole or in part on, or claimed prior to, at, or after the Closing which is based in whole or in part on, or arising in whole or in part from the fact that such person is a party to this Agreement or is, or was a director or officer of STHC including without limitation, all losses, claims, damages, costs, expenses, liabilities, judgments, or settlement amounts based in whole or in part on, or arising in whole or in part from or pertaining to this Agreement or the transactions contemplated hereby to the fullest extent that STHC could have been permitted under applicable state laws and its certificate of incorporation, bylaws, and other agreements in effect on the date hereof to indemnify such individual.

(c) Any indemnified party wishing to claim indemnification under subsection (a) or (b) of this Section, upon learning of any such claim, action, suit, proceeding, or investigation will promptly notify STHC if under subsection (a), or Skyline if under subsection (b). However failure to so notify the appropriate party will not relieve the indemnifying party from any liability which it may have under this Section, except to the extent such failure materially prejudices such party. In the event of any such claim, action, suit, proceeding, or investigation, (i) the indemnifying party will have the right to assume the defense thereof and will not be liable to any such indemnified party in connection with the defense thereof; (ii) the indemnified party will cooperate in all respects as requested by the indemnifying party in the defense of any such matter, and (iii) the indemnifying party will not be liable for any settlement effected without its prior written consent, which consent will not be unreasonably withheld; provided however, that the indemnifying party will not have any obligation hereunder to any indemnified party and when a court will ultimately determine, and such determination will have become final, that the indemnification of such indemnified party in the manner contemplated hereby is prohibited by law.

SECTION 12. NATURE OF REPRESENTATIONS.

All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representation, warranties, covenants, and agreements contained in this Agreement and the other Transaction Documents delivered at the Closing and not upon any representation, warranty, agreement, promise, or information, written or oral, made by the other party or any other person other than as specified herein.

SECTION 13. DOCUMENTS AT CLOSING.

At the Closing the following documents will be delivered:

The Closing the transactions contemplated herein will take place on such date (the “Closing”) as mutually determined and agreed upon by the STHC and Skyline. The parties will use all reasonable effort to cause the Closing to occur as expeditiously as possible. The Agreement shall be given effect immediately upon the Effective Time of the Merger. The Closing of this Agreement shall proceed as follows:

STHC shall provide the following:

(a) Resolutions of the Board of Directors of STHC pertaining to:

(1) approval and ratification of  the Merger Agreement and Plan of Merger and documents relating thereto;

(b) STHC shall provide resolutions adopted by the written consent of the shareholders approving the amendments to the Articles of Incorporation of STHC and approving the Merger Agreement and Plan of Merger and approving the Certificate of Merger.

(c)  STHC shall provide resignations of its current officers and directors and shall provide appropriate corporate resolutions for the appointment of directors as provided herein.

(d) STHC shall provide a corporate resolution adopted and approved by the STHC Board of Directors authorizing the issuance of shares of STHC restricted common stock (post reverse split), par value of $0.001 per share, to the Skyline Shareholders whereby Skyline shareholders shall own sat least eighty per cent (80%) of the issued and outstanding shares after the consummation of the transactions set forth herein.

(e) STHC shall provide Skyline with an opinion of counsel that the shares to be issued in the merger  will be  validly issued, fully paid and nonassessable.

(f) STHC shall deliver instructions to its transfer agent to issue certificates evidencing the STHC shares of common stock (post reverse split) to the Skyline Shareholders, at the exchange ratio in accordance with the terms of this Agreement. STHC shares will be issued when shares of Skyline have been presented to the transfer agent in proper form. Each certificate evidencing shares of STHC common stock issued to the Skyline Shareholders will bear a restrictive legend prohibiting the transfer by the holder without first complying with the Securities Act of 1933, as amended, or any exemption thereunder, or Rule 144 promulgated thereunder.

Skyline shall provide the following:

(a) Skyline shall present a certification that Skyline is a corporation in good standing

(b)  Skyline shall provide resolutions adopting the Merger Agreement and Plan of Merger as well as the Certificate of Merger approved by not less than a majority of the issued and outstanding shares of common stock of Skyline.

(c) Present a certification from its president that Skyline has performed all corporate acts required under statute, regulations, articles of incorporation, bylaws or any other requirement to effect the transaction with STHC including the certification that the issued and outstanding shares of common stock of Skyline are fully diluted as of the Closing.

SECTION 14. CONDITIONS TO CLOSING.

The obligations of Skyline and STHC to complete the transactions provided for herein shall be subject to the performance of all their respective agreements hereunder on or before the Closing, to the material truth and accuracy of the respective representations and warranties of Skyline and of STHC contained herein, and to the further conditions that:

(a) All representations and warranties contained in this Agreement are substantially true and correct on and as of the Closing with the same effect as if made on and as of said date.

(b) As of the Closing there shall have been no material adverse change in the affairs, business, property, or financial condition of STHC and Skyline and STHC and Skyline shall so certify in writing.

(e) All of the agreements and covenants contained in this Agreement that are to be complied with, satisfied and performed by each of the parties hereto on or before the Closing, shall, in all material respects, have been complied with, satisfied, and performed.

SECTION 15. FINDER’S FEES.

STHC represents and warrants to Skyline and Skyline represents and warrants to STHC that neither of them has incurred any liabilities, express or implied, to any “broker” or “finder” or similar person in connection with this Agreement or any of the transactions contemplated hereby.

SECTION 16. TERMINATION AND ABANDONMENT

This Agreement may be terminated and abandoned at any time prior to the Closing upon the following conditions:

(a) By the mutual consent of the parties.

(b) By the Board of Directors of STHC or Skyline if, in the opinion of either party, the Closing of the Agreement is impracticable by reasons of litigation or change of circumstances.

(c) By the Board of Directors of STHC or Skyline if, in the bona fide judgment of either, there shall have been a material violation of any covenant or agreement set forth herein, or any warranty or representation shall be untrue; or the Board of Directors should, in its bona fide judgment, deem the Agreement inadvisable or impracticable by reason of any defect which, in the opinion of counsel, for the party who has made such determination, constitutes a material defect in the title of the other party, or which defect affects a material part of its assets, or which has otherwise subjected the party to a substantial liability or obligation.

(d) By either party if any action or proceeding before any court or governmental body or agency shall have been instituted or threatened to restrain or prohibit the consummation of this Agreement and such party deems it inadvisable to proceed.

(e) Effect of termination. In the event of termination, notice shall be given to STHC or Skyline and thereupon this Agreement shall become wholly void and of no effect and there shall be no liability on the part of either to the other or their respective officers or directors.

SECTION 17. MISCELLANEOUS.

(a) Further Assurances. At any time and from time to time after the Closing each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or to perfect or to carry out the intent and purposes of this Agreement.

(b) Waiver. Any failure by any party hereto to comply with any of its obligation, agreements, covenants, or conditions provided herein may be waived in writing by the party (in its sole discretion) to whom such duty or compliance is owed.

(c) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

(d) Notices. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

If to Skyline to:

If to STHC:

or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given when sent, addressed as aforesaid.

(e) Headings. The headings in this Agreement are inserted for convenience only and have no effect in any way on the meaning or interpretation of this Agreement.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed an original, but all such counterparts shall constitute one and the same instrument.

(g) Final Agreement and Merger. This Agreement supersedes all prior agreements and understandings between the parties and may not be changed or terminated orally. Any modification or change or waiver of any of the provisions hereof shall not be binding unless in writing and signed by the parties hereto. There are no oral promises, conditions, representations, understandings, interpretations, or terms of any kind as conditions or inducement to the execution hereof.

(h) Severability. If any part of this Agreement is determined or deemed to be unenforceable, the remaining provisions of the Agreement will remain in full force and effect and valid.

(i) Responsibility and Costs. Whether the Agreement is consummated or not and except as otherwise set forth below, all fees, expenses, and out-of-pocket costs including, but not limited to, fees and disbursements of counsel, financial advisors and accountants and expenses associated with fulfillment of the obligations set forth herein, that are incurred by the parties hereto, will be borne solely and entirely by the party that has incurred such costs and expenses, unless the failure to consummate the Agreement constitutes a breach of the terms hereof, in which event the breaching party will be responsible for all costs related hereto.

(j) Binding Effect. This Agreement will be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

(k) Legal Representation. The parties hereto acknowledge and agree that each respective party is represented by the same legal counsel and that each party hereby waives any existing or potential conflict of interest that may exist or occur by such common representation.

(l) Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of California without regard to principles of conflicts of law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

SouthCorp Capital, Inc.,

By:	/s/ Joseph Wade
Its:	President/CEO

Skyline Holdings, Inc.,

By:	/s/ Joseph Wade
Its:	President/CEO